Exhibit 5.2

October 24, 2024

Waste Connections, Inc.

3 Waterway Square Place, Suite 110

The Woodlands, Texas 77380

Dear Sirs/Mesdames:

Re:      Waste Connections Inc.: Registration Statement on Form S-3 filed on October 24, 2024

Introduction

We have acted as special Canadian counsel in the Province of Ontario to Waste Connections, Inc., an Ontario corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 24, 2024 pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of debt securities, which may be secured or unsecured (the “Debt Securities”), in one or more offerings from time to time on a delayed or continuous basis, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”) and as will be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”).

We have been advised by the Company and we assume that the Debt Securities will be issued pursuant to the indenture dated November 16, 2018, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated November 16, 2018, the Second Supplemental Indenture dated April 16, 2019, the Third Supplemental Indenture dated January 23, 2020, the Fourth Supplemental Indenture dated March 13, 2020, the Fifth Supplemental Indenture dated September 20, 2021, the Sixth Supplemental Indenture dated March 9, 2022, the Seventh Supplemental Indenture dated August 18, 2022, the Eighth Supplemental Indenture dated February 21, 2024, and the Ninth Supplemental Indenture dated June 13, 2024 (the “Indenture”).

In arriving at the opinions expressed below, we have examined the following:

1.            the Registration Statement and the Prospectus; and

2.            the Indenture.

In addition, as to various questions of fact material to our opinions that we have not verified independently, we have relied exclusively on a certificate of status dated October 24, 2024 issued in respect of the Company pursuant to the Business Corporations Act (Ontario) in respect of our opinion in paragraph 1 below.

Applicable Law

We are solicitors qualified to carry on the practice of law in Ontario and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of Ontario and the federal laws of Canada applicable in Ontario that are in effect on the date hereof.

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures on all documents submitted to us as originals and on the originals of all documents submitted to us as copies;

(b)	the authenticity of all documents submitted to us as originals and the originals of all documents submitted to us as copies;

(c)	the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, PDF or photostatic copies of original documents;

(d)	the indices and filing systems maintained at public offices that we have searched were accurate and complete on the dates of our searches and that such search results, if dated prior to the date hereof, remain accurate and complete as of the date hereof;

(e)	no issuance of Debt Securities will be a “distribution” or “trade” (as such terms are defined in the Securities Act (Ontario)) of any securities in Ontario;

(f)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Company or that affects any person or company (including the Company or any of its affiliates) that engages in such a trade;

(g)	there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein;

(h)	the Debt Securities will be issued pursuant to the Indenture;

(i)	at the time of issuance of any Debt Securities by the Company:

(i)	the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and such effectiveness has not been terminated or rescinded;

(ii)	an appropriate Prospectus Supplement with respect to such Debt Securities has been prepared and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(iii)	such Debt Securities have been offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(iv)	such Debt Securities have been offered pursuant to a definitive underwriting agreement (an “Underwriting Agreement”), which Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto;

(v)	such Debt Securities have been issued and sold in the form and containing the terms set forth in the Registration Statement, appropriate Prospectus Supplement and the Indenture;

(vi)	the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Debt Securities and to execute and deliver such Debt Securities, the Indenture and the applicable Prospectus Supplement;

(vii)	such Debt Securities and the Indenture have been duly authorized, executed and delivered by the Trustee and the other parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms;

(viii)	the terms of such Debt Securities and of their issuance and sale:

(A)	have been duly established in accordance with the constating documents of the Company;

(B)	do not violate any applicable law or the Indenture;

(C)	do not result in a default under or breach of any agreement or instrument binding upon the Company; and

(D)	comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Trustee;

(ix)	the Company has taken all necessary corporate action, including the adoption of a resolution or resolutions of its directors, in form and content as required by applicable law, to approve the issuance and terms of its Debt Securities and the Indenture, the execution and delivery thereof, the consideration to be received for such Debt Securities, the filing of the applicable Prospectus Supplement and related matters (the “Corporate Authorization”);

(x)	the Company has obtained all legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authority necessary to issue and sell the Debt Securities being offered and to execute and deliver the Indenture;

(xi)	the Company has received the agreed upon consideration for the issuance of its Debt Securities and such Debt Securities have been delivered by or on behalf of the Company against payment therefor;

(xii)	such Debt Securities have been duly authorized, established, certificated, executed, delivered, countersigned, and registered, as applicable, in accordance with the applicable constating documents of the Company, applicable law, the Indenture, and the applicable Corporate Authorizations; and

(j)	at the time of execution and delivery of any documents relating to the Debt Securities or the offering thereof that are executed by parties other than the Company:

(i)	such parties have the power, whether corporate, limited liability company, partnership or other, to enter into and perform their respective obligations thereunder;

(ii)	such documents are duly authorized by all requisite action, whether corporate, limited liability company, partnership or other, of such parties;

(iii)	such documents are duly executed and delivered by such parties; and

(iv)	to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Opinions

Based upon and subject to the foregoing, and having regard to such other legal considerations as we deem relevant, we are of the opinion that:

1.	the Company is a corporation amalgamated under the laws of Ontario and has not been dissolved; and

2.	when, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), and (c) the Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Indenture, the applicable Underwriting Agreement and applicable law and authenticated by the Trustee, such Debt Securities (including any Debt Securities duly executed and delivered upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute valid and binding obligations of the Company.

We express no opinion as to the enforceability of any Debt Securities or documents governed by laws of jurisdictions other than Ontario.

Reliance Limitation

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon by any other party or in respect of any other matter without our express written consent; provided, however, that purchasers of Debt Securities may rely on this opinion letter and Locke Lord LLP may rely on this opinion letter for the purpose of its opinion to be provided in connection with the Registration Statement. This opinion letter relates solely to the matters set forth above and we express no opinion, whether expressly, by implication or otherwise, as to any other matter relating to the Company, the Registration Statement, the Prospectus, or any of the Debt Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In providing such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ BENNETT JONES LLP